Exhibit 1.8

BRASIL TELECOM S.A.

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.30029520-8

Publicly-Held Company

Minutes of the EXTRAORDINARY SHAREHOLDERS’ MEETING

held on February 27, 2012, at 10:30 a.m.

(Presented in summary form, in accordance with art. 130, paragraph 1 of Law No. 6,404/76)

1. Place, Date and Time: February 27, 2012, at 10:30 a.m., at the headquarters of Brasil Telecom S.A. (the “Company”), located at Rua General Polidoro, no. 99, 5th floor, Botafogo, in the City and State of Rio de Janeiro.

2. Agenda: 1) analyze, discuss and decide on the proposal to create redeemable preferred shares of the Company, in order to distribute such shares, as discussed in item 2 of the Agenda, being (a) one class of redeemable preferred shares with voting rights and priority in the receipt of capital, without premium; and (b) one class of redeemable preferred shares, without voting rights and with priority in the receipt of minimum, non cumulative dividends of 3% of the Net Equity per share; 2) decide on the proposal to distribute the Company’s redeemable shares to the holders of the Company’s shares; 3) decide on the immediate redemption of the shares created by virtue of the distribution pursuant to item 2 above; 4) ratify the appointment and hiring of Apsis Consultoria Empresarial Ltda., with headquarters at Rua São José, 90 - group 1,802, in the City and State of Rio de Janeiro, registered with the Corporate Taxpayers’ Registry (CNPJ) under No. 27.281.922/0001-70 (“Apsis”), as the company responsible for producing (i) the valuation reports, at book value, of the net equity of Coari Participações S.A. (“Coari”) and Tele Norte Leste Participações S.A. (“TNL”) to be merged into the Company (“Equity Reports”); and (ii) the valuation reports of net assets of Coari and the Company, and of TNL and the Company, at market prices, in compliance with the provisions of art. 264 of Law No. 6,404/76 (“Valuation Reports of Net Equity at Market Prices”); 5) examine, discuss and decide on the Equity Reports and the Valuation Reports of Net Equity at Market Prices, produced by Apsis; 6) examine, discuss and decide on the Protocol and Justification of the Merger of Coari Participações S.A. into Brasil Telecom S.A., and its first amendment, as well as all of its attachments, which establishes the terms and conditions of the merger of Coari into the Company, together with the relevant documents; 7) decide on the proposal for the merger of Coari into the Company, pursuant to articles 224 and 225 of Law No. 6,404/76 (the “Coari Merger”); 8) examine, discuss and decide on the Protocol and Justification of the Merger of Tele Norte Leste Participações S.A. into Brasil Telecom S.A., and its first amendment, as well as all of its attachments, which establishes the terms and conditions of the

This page is an integral part of the Minutes of the Extraordinary General Shareholders’ Meeting of Brasil Telecom S.A., held on February 27, 2012, at 10:30 a.m.

merger of TNL into the Company, together with the relevant documents; 9) decide on the proposal for the merger of TNL into the Company, pursuant to articles 224 and 225 of Law No. 6,404/76 (the “TNL Merger”); 10) as a result of the Coari Merger and the TNL Merger, authorize the increase in share capital of the Company and the consequent change to article 5 of the Bylaws of the Company; 11) decide on the proposal to amend the Bylaws of the Company to change article 1 of the Bylaws, to change the legal name of the Company; and 12) authorize the managers to perform all necessary acts to effect the mergers of Coari and TNL with and into the Company.

3. Call Notice:

3.1 Call notice published in the newspapers “Diário Oficial do Estado do Rio de Janeiro”, Part V, in the editions of January 25, 2012, page 9; January 26, page 4; and January 27, 2012, page 12; and “Valor Econômico - Edição Nacional”, in the editions of January 25, 2012, page B9; January 26, 2012, page C10; and January 27, 2012, page B7; in accordance with article 133 of Law No. 6,404/76.

3.2 All of the documents required by Law No. 6,404/76 and CVM Instruction No. 481/09 relating to the issues to be discussed in this Extraordinary Shareholders’ Meeting were made available to the shareholders of the Company at the time of publication of the Call Notice on January 25, 2012.

4. Attendance: Shareholders representing 87.78% of the voting capital of the Company and 41.79% of the preferred shares without voting rights, according to the records and signatures in the Shareholders’ Attendance Record. Also in attendance were Alex Waldemar Zornig, representing the Company; Luiz Paulo Cesar Silveira, representing Apsis Consultoria Empresarial Ltda., with headquarters at Rua São José, 90 - group 1,802, in the City and State of Rio de Janeiro, registered with the Corporate Taxpayers’ Registry (CNPJ) under No. 27.281.922/0001-70 (“Apsis”); and Otávio Ramos Pereira, representing Deloitte Touche Tohmatsu Auditores Independentes (“Deloitte”). Also in attendance were Alvaro Bandeira, representing the Independent Special Committee of the Company and Allan Kardec De Mello Ferreira, representing the Fiscal Council of the Company, pursuant to art. 164 of Law No. 6,404/76.

5. Chair: The legal quorum having been verified, in accordance with the provisions of article 17 of the Bylaws of the Company, the Meeting was opened by Investor Relations Officer Alex Waldemar Zornig, with Marcelo Fernandez Trindade as chairman of the meeting and Luiz Antonio de Sampaio Campos, Maria Gabriela Campos da Silva Menezes Cortes and Rafael Padilha Calábria as secretaries.

This page is an integral part of the Minutes of the Extraordinary General Shareholders’ Meeting of Brasil Telecom S.A., held on February 27, 2012, at 10:30 a.m.

6. Opinion of the Fiscal Council: The Fiscal Council of the Company, in Opinions issued on August 26, 2011 and January 18, 2012, opined favorably on the proposals of the Coari and TNL mergers into the Company, as well as on the approval of the respective Protocols and Justifications and other documents related to these corporate transactions.

7. Decisions: As proposed by the Chairman, the present shareholders unanimously decided to draft the minutes of this Extraordinary Shareholders’ Meeting in summary form, as well as its publication without the signatures of the shareholders present, pursuant to the terms of article 130 of Law No. 6,404/76. The shareholders present also unanimously waived the reading of the matters included in the agenda of this Meeting and related documents. The shareholders also decided, by majority, to:

7.1. approve, after examination and discussion, the proposal by the Board of Directors of the Company to issue 203,423,176 class B preferred shares and 386,365,817 class C preferred shares, for the distribution to be deliberated on pursuant to item 2 of the Agenda, redeemable at the discretion of the general shareholders’ meeting of the Company. In addition to the rights provided in the Bylaws of the Company for all classes of preferred shares, the class B preferred shares will confer on their holders the right to vote and priority in redemption, without premium and the class C preferred shares will confer on their holders priority in the receipt of a minimum and non-cumulative dividend of 3% of stockholders’ equity per share of the Company without the right to vote.

7.2 approve the proposal to distribute redeemable class B and C preferred shares only to shareholders of the Company, prior to the mergers of Coari and TNL – created as a result of the approval of item 7.1 above – to the holders of common and preferred shares of the Company, respectively, in the proportion of one new share for each existing share, without diluting the existing shareholders of the Company.

7.3 approve the immediate redemption of the shares issued as a result as a result of the approval of items 7.1 and 7.2 above, for the amount of R$2.543282 per share. In view of the redemption of the shares issued for the distributions approved by items 7.1 and 7.2 above, the shareholders of the Company moved to decide on the amendment of the Bylaws of the Company.

7.4 ratify the appointment and hiring of Apsis, represented by Luiz Paulo Cesar Silveira, who was available to clarify any doubts of the shareholders present, which company was responsible for producing (i) the net equity of Coari and TNL, at book value, to be merged into the Company; and (ii) the net assets of Coari and the Company, and of TNL and the Company, at market prices, in compliance with the provisions of art. 264 of Law No. 6,404/76.

This page is an integral part of the Minutes of the Extraordinary General Shareholders’ Meeting of Brasil Telecom S.A., held on February 27, 2012, at 10:30 a.m.

7.5 approve, after examination and discussion, the valuation report of the net equity of Coari, at book value, to be merged into the Company, issued by Apsis, on the basis of the financial statements of Coari as of June 30, 2011 (“Base Date”), which was endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by the Secretary, becomes an integral part of these minutes.

7.6 approve, after examination and discussion, the valuation reports of net assets of Coari and the Company, at market prices, in compliance with the provisions of art. 264 of Law No. 6,404/76, issued by Apsis, on the basis of the financial statements of Coari and the Company as of the Base Date, which were endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, copies of which, after being endorsed by the Secretary, become integral parts of these minutes.

7.7 approve, after examination and discussion, the Protocol and Justification of the Merger of Coari Participações S.A. into Brasil Telecom S.A., as amended, as well as all of its attachments and relevant documents, signed by the managements of Coari and the Company on January 18, 2012, which establishes the terms and conditions of the merger of Coari into the Company. The Protocol and Justification herein approved was endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by the Secretary, becomes an integral part of these minutes. In view of the other items on the agenda relating to the merger of TNL into the Company, the shareholders of the Company decided to delay the amendment to the Bylaws of the Company to the end of this Extraordinary Shareholders’ Meeting, so that there would only be one change to such Bylaws.

7.8 approve the merger of Coari into the Company, with the extinction of Coari and the survival of the Company, pursuant to article 227 of Law No. 6,404/76, according to the terms and conditions established by the Protocol and Justification approved in item 7.7 above, which established the exchange ratios of 5.1149 common shares issued by the Company for every common share issued by Coari, 0.3904 common shares issued by the Company for every preferred share issue by Coari and 4.0034 preferred shares issued by the Company for every preferred share issued by Coari (“the Coari Merger”).

7.9 approve, after examination and discussion, the valuation report of the net equity of TNL, at book value, to be merged into the Company, issued by Apsis, on the basis of the financial statements of Coari on the Base Date, which was endorsed

This page is an integral part of the Minutes of the Extraordinary General Shareholders’ Meeting of Brasil Telecom S.A., held on February 27, 2012, at 10:30 a.m.

by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by the Secretary, becomes an integral part of these minutes.

7.10 approve, after examination and discussion, the valuation reports of net assets of TNL and the Company, at market prices, in compliance with the provisions of art. 264 of Law No. 6,404/76, issued by Apsis, on the basis of the financial statements of TNL and the Company as of the Base Date, which were endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, copies of which, after being endorsed by the Secretary, become integral parts of these minutes.

7.11 approve, after examination and discussion, the Protocol and Justification of the Merger of Tele Norte Leste Participações S.A. into Brasil Telecom S.A., as amended, as well as all of its attachments and relevant documents, signed by the managements of TNL and the Company on January 18, 2012, which establishes the terms and conditions of the merger of TNL into the Company. The Protocol and Justification herein approved was endorsed by the Chairman and Secretary of the meeting and filed at the Company’s headquarters, a copy of which, after being endorsed by the Secretary, becomes an integral part of these minutes.

7.12 approve the merger of TNL into the Company, with the extinction of TNL and the survival of the Company, pursuant to article 227 of Law No. 6,404/76, according to the terms and conditions established by the Protocol and Justification approved in item 7.11 above, which established the exchange ratios of 2.3122 common shares issued by the Company for every common share issued by TNL, 0.1879 common shares issued by the Company for every preferred share issue by TNL and 1.9262 preferred shares issued by the Company for every preferred share issued by TNL (“the TNL Merger”).

7.13 approve, in light of the distribution of shares, the Coari Merger and the TNL Merger, the increase in the Company’s share capital in the amount of R$3,085,408,896.73, increasing to R$6,816,467,847.01, divided into 599,008,629 common shares and 1,198,077,775 preferred shares, registered and without par value. The common and preferred shares issued by the Company as a result of the Coari Merger and the TNL Merger will confer on their holders the same rights, advantages and restrictions conferred on the other common and preferred shares of the Company, respectively, including the right to receive all of the dividends and/or interest on shareholders’ capital that may be declared by the Company starting on this date. As a result of the capital increase herein approved, the shareholders of the Company decided to approve the amendment to the preamble to article 5 of the Bylaws of the Company to the following:

This page is an integral part of the Minutes of the Extraordinary General Shareholders’ Meeting of Brasil Telecom S.A., held on February 27, 2012, at 10:30 a.m.

“Article 5 – The subscribed for, fully paid-in share capital is R$6,816,467,847.01 (six billion, eight hundred sixteen million, four hundred sixty-seven thousand, eight hundred forty-seven reais and one centavo), represented by 1,797,086,404 (one billion, seven hundred ninety-seven million, eighty-six thousand, four hundred four) shares, being 599,008,629 (five hundred ninety-nine million, eight thousand, six hundred twenty-nine ) common shares and 1,198,077,775 (one billion, one hundred ninety-eight million, seventy-seven thousand, seven hundred seventy-five) preferred shares, all registered and without par value.”

7.14 approve the amendment to article 1 of the Bylaws of the Company changing the legal name of the Company from Brasil Telecom S.A. to Oi S.A., such that article 1 of the Bylaws of the Company will read as follows:

“Article 1 – Oi S.A. is a publicly-held company that is governed by these Bylaws and applicable legislation.”

7.15 authorize the managers to perform all acts necessary to implement and formalize the transactions hereby approved, including the transfer of shares of TNL and Coari to the holders entitled thereto and those acts concerning the filing and publication of corporate documents and necessary registrations with the competent public registries.

8. Declarations: The dissenting votes received by the Chairman were registered and will be filed with the Company. Additionally, the following verbal dissenting votes were expressed by shareholders of the Company, relating to items 1 to 10 and 12 of the agenda: Brookfield Equity Hedge Master Fundo de Investimento de Ações, Franklin Templeton IBX Fundo de Investimento de Ações, Franklin Templeton Valor e FVL Fundo de Investimento de Ações, Fundo de Investimento Em Ações Sabesprev FT IBX and Franklin Templeton Maxi Ações Fundo de Investimento em Ações. Verbal abstentions were expressed by shareholders Yuki Yokoi and Fernando Torres Baptista da Costa relating to all items on the agenda, and by shareholders Franklin Templeton IBX Fundo de Investimento de Ações, Franklin Templeton Valor e FVL Fundo de Investimento de Ações, Fundo de Investimento Em Ações Sabesprev FT IBX e Franklin Templeton Maxi Ações Fundo de Investimento em Ações, Argucia Income Fundo de Investimento em Ações Palmital Serviços Técnicos e Participações Ltda., Argucia Endowment Fundo de Investimento Multimercado, Rhodes Fundo de Investimento em Ações and Fundo de Investimento Elo Ações, relating to item 11 of the agenda. At the request of shareholder Tempo Capital Principal Fundo de Investimento de Ações, it is recorded that this shareholder presented a written vote dissenting with respect to items 1 to 10 and 12 of the agenda and abstaining with respect to item 11 of the agenda.

This page is an integral part of the Minutes of the Extraordinary General Shareholders’ Meeting of Brasil Telecom S.A., held on February 27, 2012, at 10:30 a.m.

9. Closing: Having nothing further to discuss, the meeting was ended and these minutes drafted. Having been read, these minutes were approved and signed by the shareholders who constituted a quorum necessary to approve the decisions approved above, having authorized the publication of the minutes without the signatures of the present shareholders, in accordance with art. 130, paragraph 2 of Law No. 6,404/76. (/s/ Marcelo Fernandez Trindade, Chairman; Allan Kardec De Mello Ferreira, representing the Fiscal Council; Luiz Antonio de Sampaio Campos, Secretary; Rafael Padilha Calábria, Secretary; Shareholders: COARI PARTICIPAÇÕES S.A. (represented by Daniella Geszikter Ventura); POLO FUNDO DE INVESTIMENTO EM AÇÕES (represented by Camila Mesquita); POLO NORTE FUNDO DE INVESTIMENTO MULTIMERCADO (represented by Camila Mesquita); VINSON FUND LLC (represented by Camila Mesquita); CENTRAL STATES SOUTHEAST AND SOUTHWEST AREAS PENSION FUND (represented by Camila Mesquita); EMPLOYEES RETIREMENT PLAN OF BROOKLYN UNION GAS (represented by Camila Mesquita); FIDELITY FIXED - INCOME TRUST: SPARTAN EMERGING MARKETS INDEX FUND (represented by Camila Mesquita); FORD MOTOR COMPANY DEFINED BENEFIT MASTER TRUST (represented by Camila Mesquita); FUNDO LATINO AMERICANO CIBC (represented by Camila Mesquita); FUTURE FUND BOARD OF GUARDIANS (represented by Camila Mesquita); JOHN HANCOCK VARIABLE INSURANCE TRUST INTERNATIONAL EQUITY INDEX TRUST A (represented by Camila Mesquita); JOHN HANCOCK VARIABLE INSURANCE TRUST INTERNATIONAL EQUITY INDEX TRUST B (represented by Camila Mesquita); PPL SERVICES CORPORATION MASTER TRUST (represented by Camila Mesquita); RETAIL EMPLOYEES SUPERANNUATION PTY LIMITED (represented by Camila Mesquita); SOUTHERN CA EDISON CO NUCLEAR FAC QUAL CPUC DECOM M T FOR SAN ONOFRE AND PALO VERDE NUC GEN STATION (represented by Camila Mesquita); TEACHER RETIREMENT SYSTEM OF TEXAS; THE GE UK PENSION COMMON INVESTMENT FUND (represented by Camila Mesquita); THE PFIZER MASTER TRUST (represented by Camila Mesquita); THE STATE TEACHERS RETIREMENT SYSTEM OF OHIO (represented by Camila Mesquita); UPS GROUP TRUST (represented by Camila Mesquita); VANGUARD FTSE ALL-WORLD EX-US INDEX FUND, A SERIES OF VANGUARD INTERNATIONAL EQUITY INDEX FUNDS (represented by Camila Mesquita); VANGUARD TOTAL WORLD STOCK INDEX FUND, A SERIES OF VANGUARD INTERNATIONAL EQUITY INDEX FUNDS (represented by Camila Mesquita); PUBLIC EMPLOYEES RETIREMENT ASSOCIATION OF NEW MEXICO (represented by Camila Mesquita); THE BOEING COMPANY EMPLOYEE RETIREMENT PLANS MASTER TRUST (represented by Camila Mesquita); THE PUBLIC EDUCATION EMPLOYEE RETIREMENT SYSTEM OF MISSOURI (represented by Camila Mesquita); THE PUBLIC SCHOOL RETIREMENT SYSTEM OF MISSOURI (represented by Camila Mesquita); BROOKFIELD EQUITY HEDGE MASTER FUNDO DE INVESTIMENTO DE AÇÕES (represented by Paulo Bruno Fonseca); TEMPO CAPITAL PRINCIPAL FUNDO DE INVESTIMENTO DE AÇÕES (represented by Norma

This page is an integral part of the Minutes of the Extraordinary General Shareholders’ Meeting of Brasil Telecom S.A., held on February 27, 2012, at 10:30 a.m.

Parente); FRANKLIN TEMPLETON IBX FUNDO DE INVESTIMENTO DE AÇÕES(represented by Frederico Santana Sampaio); FRANKLIN TEMPLETON VALOR E FVL FUNDO DE INVESTIMENTO DE AÇÕES (represented by Frederico Santana Sampaio); FUNDO DE INVESTIMENTO EM AÇÕES SABESPREV FT IBX (represented by Frederico Santana Sampaio); FRANKLIN TEMPLETON MAXI AÇÕES FUNDO DE INVESTIMENTO EM AÇÕES (represented by Frederico Santana Sampaio); DANIELLA GESZIKTER VENTURA; MARCELO FERNANDEZ TRINDADE; LUIZ ANTONIO DE SAMPAIO CAMPOS; and RAFAEL PADILHA CALÁBRIA))

Conforms to the original recorded in the Company’s own books.

Rio de Janeiro, February 27, 2012.

Maria Gabriela Campos da Silva Menezes Cortes

Secretary

This page is an integral part of the Minutes of the Extraordinary General Shareholders’ Meeting of Brasil Telecom S.A., held on February 27, 2012, at 10:30 a.m.